Exhibit 99.6
T-MOBILE US, INC.
FORM OF NOMINEE HOLDER CERTIFICATION
The undersigned, a broker, dealer, bank, or other nominee holder of rights (the “rights”) to purchase shares of common stock, par value $0.00001 per share (“common stock”), of T-Mobile US, Inc., a Delaware corporation (the “Company”), pursuant to the rights offering described and provided for in the Prospectus Supplement, dated June 23, 2020 (together with the accompanying prospectus, the “Prospectus”), hereby certifies to the Company and American Stock Transfer & Trust Company, LLC, as subscription agent for the rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of rights specified below pursuant to the basic subscription right (as defined in the Prospectus) and the over-subscription right (as defined in the Prospectus).
Number of Shares of Common Stock Owned on the Record Date	Basic Subscription Rights Exercised	Over-Subscription Rights Exercised
1.
2.
3.
4.
5.
6.
7.
8.
9.
Name of Broker, Dealer, Bank or Other Nominee
By:
Name:
Title:
Provide the following information, if applicable:
Depository Trust Company (“DTC”) Participant Number:
Participant
By:
Name:
Title:
DTC Basic Subscription Confirmation Number(s):